UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a -101)

Information Required in a Proxy
Statement Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FIRST EAGLE FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

☒        No fee required.

☐         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐             Fee paid previously with preliminary materials.

☐             Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FINANCIAL ADVISOR PROXY LETTER

- For Financial Advisor Use Only -

Dear [Financial Advisor NAME]:

During the week of April 28, 2025, or shortly thereafter, your clients who were invested in one or more of the First Eagle Funds’ portfolios or the First Eagle Credit Opportunities Fund on the record date of April 17, 2025, will receive a mailing with important proxy information. (We anticipate a similar proxy statement to be filed and mailed to the shareholders of First Eagle Global Equity ETF and First Eagle Overseas Equity ETF, pending board approval.) These proxies ask them to vote on significant proposals related to the Special Meetings of Shareholders to be held on June 30, 2025.

As you are aware, in March we announced that private equity funds managed by Genstar Capital are purchasing a majority equity stake in the parent company of First Eagle Investment Management, LLC. This prospective change in ownership triggers a regulatory requirement that shareholders approve “new” investment advisory agreements.

At the meeting, shareholders will be asked to consider proposals to approve:

•	Investment advisory agreements between each of the First Eagle Funds and First Eagle Credit Opportunities Fund, and First Eagle Investment Management, LLC
•	With respect to First Eagle Credit Opportunities Fund, a sub-advisory agreement between First Eagle Investment Management, LLC and First Eagle Alternative Credit, LLC
•	The election of members to the Board of Trustees of each of First Eagle Funds and First Eagle Credit Opportunities Fund. (All nominees currently serve on each Board, certain of these nominees currently serve by appointment of the Trustees.)

After careful consideration, the Board of Trustees of each Fund believes that these actions are in the best interest of each Fund and its shareholders and urges shareholders to vote in favor of each proposal.

First Eagle Investment Management, LLC will continue to serve as each Fund’s investment adviser and there will be no change in advisory fees, service levels or the number of shares investors own as a result of this transaction. In addition, the same portfolio managers will continue to manage the Funds in accordance with the same investment objectives and policies.

We are making you aware of the proxy mailing and the Special Meeting of Shareholders because your clients may contact you with questions. We also want you to know that our proxy solicitor, Sodali Fund Solutions, may call your clients to confirm that they have received the proxy material, answer any questions they may have and solicit a proxy vote. If your clients contact you about this, please recommend that they exercise their voting rights no matter how many shares they own. Early voting will help eliminate the need for follow-up mailings and phone calls.

Your clients can exercise their vote using any of the convenient methods listed on the proxy card that they will receive in the mail or via email. If they reach out to you and have their proxy card ready, you can ask them to log on to www.proxyvote.com, enter the control number found on the proxy card and cast their votes.

If you have discretion to vote on behalf of your clients, we urge you to do so at your earliest convenience using the above-mentioned web site.

If you would like to review the proxy statement yourself, you can find it at www.proxyvotinginfo.com/p/firsteagle.

For your convenience, we are attaching a template of a letter you can send to your clients to encourage them to cast their vote. If at any point you or your clients have any questions about the voting process, you can reach Sodali Fund Solutions at 833.876.6941 between the hours of 10:00 am and 11:00 pm, Monday through Friday, Eastern Time.

We greatly appreciate your help in encouraging your clients’ participation in this important process. Please feel free to contact me at any time with questions.

Sincerely,

[NAME]

FINANCIAL ADVISOR TO CLIENT REGARDING PROXY LETTER

- For Individual Investor Use -

Dear [Client NAME]:

As a shareholder in one or more of the First Eagle Funds’ portfolios or the First Eagle Credit Opportunities Fund, you will receive a mailing with important proxy information during the week of April 28 or shortly thereafter. It will ask you to vote on significant proposals related to a Special Meeting of Shareholders to be held on June 30, 2025. (We anticipate a similar proxy statement to be filed and mailed to the shareholders of First Eagle Global Equity ETF and First Eagle Overseas Equity ETF, pending board approval.)

As you might be aware, in March First Eagle announced that private equity funds managed by Genstar Capital are purchasing a majority equity stake in the parent company of First Eagle Investment Management, LLC. This prospective change of ownership triggers a regulatory requirement for shareholders to approve “new” investment advisory agreements.

At the meeting, shareholders will be asked to consider proposals to approve:

•	Investment advisory agreements between each of First Eagle Funds and First Eagle Credit Opportunities Fund, and First Eagle Investment Management, LLC
•	With respect to First Eagle Credit Opportunities Fund only, a sub-advisory agreement between First Eagle Investment Management, LLC and First Eagle Alternative Credit, LLC
•	The election of members to the Board of Trustees of each of First Eagle Funds and First Eagle Credit Opportunities Fund. (All nominees currently serve on each Board, certain of these nominees currently serve by appointment of the Trustees.)

First Eagle Investment Management, LLC will continue to serve as each Fund’s investment adviser and there will be no change in advisory fees, service levels or the number of shares investors own as a result of this transaction. In addition, the same portfolio managers will continue to manage the Funds in accordance with the same investment objectives and policies.

After careful consideration, the Board of Trustees of each Fund believes that these actions are in the best interest of each Fund and its shareholders and urges shareholders to vote in favor of each proposal.

To obtain the necessary votes to pass the proposals, First Eagle’s proxy solicitor, Sodali Fund Solutions, may call you to confirm that you have received the proxy material, answer any of your questions, and encourage you to cast your vote. Early voting will help eliminate the need for follow-up mailings and phone calls.

You can exercise your vote using any of the convenient methods listed on the proxy card you will receive in the mail or via email. If you have your proxy card handy and are ready to cast your vote online, you may log on to www.proxyvote.com, enter the control number found on the proxy card, and cast your votes.

You can review the full proxy statement at: www.proxyvotinginfo.com/p/firsteagle

If you have questions about the voting process, you can reach Sodali Fund Solutions at 833-876-6941 between the hours of 10:00am and 11:00pm, Monday through Friday, Eastern Time.

I greatly appreciate your participation in this important process. If you have questions, please feel free to contact me at any time.

Sincerely,

[NAME]

INSTITUTIONAL CLIENT PROXY LETTER

- For Institutional Use Only -

Dear [Client NAME]:

During the week of April 28 or shortly thereafter, you will receive a mailing with important proxy information related to your investment in one of more of the First Eagle Funds’ portfolios. It asks you to vote on significant proposals related to the Special Meeting of Shareholders to be held on June 30, 2025.

As you are aware, in March we announced that private equity funds managed by Genstar Capital are purchasing a majority equity stake in the parent company of First Eagle Investment Management, LLC. This prospective change of ownership triggers a regulatory requirement for shareholders to approve “new” investment advisory agreements.

At the meeting, shareholders will be asked to consider proposals to approve:

•	Investment advisory agreements between First Eagle Funds and First Eagle Investment Management, LLC;
•	The election of members to the Board of Trustees of First Eagle Funds. (All nominees currently serve on the Board, certain of these nominees currently serve by appointment of the Trustees.)

First Eagle Investment Management, LLC will continue to serve as First Eagle Funds’ investment adviser and there will be no change in advisory fees, service levels or the number of shares investors own as a result of the transaction. In addition the same portfolio managers will continue to manage each Fund in accordance with the same investment objectives and policies.

The First Eagle Funds’ Board of Trustees believes that these actions are in the best interest of each Fund and its shareholders and is urging shareholders to vote in favor of each of these proposals.

Our proxy solicitor, Sodali Fund Solutions, may call you to confirm that you have received the proxy material, answer any questions you may have, and solicit a proxy vote. Early voting will help eliminate the need for follow-up mailings and phone calls.

You can exercise your vote using any of the convenient methods listed on the proxy card you will receive in the mail or via email. If you have your proxy card handy and are ready to cast your vote online, you may log on to www.proxyvote.com, enter the control number found on the proxy card, and cast your votes.

You can review the full proxy statement at: www.proxyvotinginfo.com/p/firsteagle

If at any point you have questions about the voting process, you can reach Sodali Fund Solutions at (833) 876-6941 between the hours of 10:00am and 11:00pm Eastern Standard Time.

We greatly appreciate your participation in this important process. If you have questions, please feel free to contact me at any time.

Sincerely,

[NAME]